Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Francis Zubrowski, Principal Executive Officer & Principal Financial Officer of All State Properties Holdings, Inc., a Nevada corporation (the “Company”), hereby certify, to the best of our knowledge, that:

(1)

the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2010	/s/ Francis Zubrowski
Francis Zubrowski
CEO (Principal Executive Officer and Principal Accounting Officer)